THIS WARRANT AND THE SHARES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  NEITHER THIS WARRANT NOR ANY OF SUCH SHARES MAY BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER SAID ACT OR, AN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE, CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS, THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

COMMON STOCK PURCHASE WARRANT

HII TECHNOLOGIES, INC.

Warrant No. ___

August 11, 2014

Right to Purchase 825,000 Shares of Common Stock, par value $.001 per share

THIS CERTIFIES THAT, for value received, HEARTLAND BANK or its registered assigns (the “Holder”), is entitled to purchase from HII Technologies, Inc., a Delaware corporation (the “Company”), at any time or from time to time during the period specified in Section 2 hereof, 825,000 fully paid and nonassessable shares of the Company’s Common Stock, par value $.001 per share (the “Common Stock”), at an exercise price per share equal to $1.00 (the “Exercise Price”).  The term “Warrant Shares,” as used herein, refers to the shares of Common Stock purchasable hereunder.  The Warrant Shares and the Exercise Price are subject to adjustment as provided in Section 4 hereof.  The term “Warrants” means this Warrant and the other warrants issued pursuant to that certain Credit Agreement dated August 11, 2014 (the “Commencement Date”), as amended or supplemented, by and among the Company, Heartland Bank, as Administrative Agent and the other Lenders thereto.

This Warrant is subject to the following terms, provisions, and conditions:

1.

Manner of Exercise; Issuance of Certificates; Payment for Shares.

(a)

Exercise of Warrant. Subject to the provisions hereof, this Warrant may be exercised by the holder hereof, in whole or in part, by the surrender of this Warrant, together with a completed exercise agreement in the form attached hereto (the “Exercise Agreement”), to the Company during normal business hours on any business day at the Company’s principal executive offices (or such other office or agency of the Company as it may designate by notice to the Holder), and upon payment to the Company in cash, by certified or official bank check or by wire transfer for the account of the Company of the Exercise Price for the Warrant Shares specified in the Exercise Agreement.  The Warrant Shares so purchased shall be deemed to be issued to the Holder or Holder’s designee, as the record owner of such shares, as of the close of business on the date on which this Warrant shall have been surrendered, the completed Exercise Agreement shall have been delivered, and payment shall have been made for such shares as set forth above.  Certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement, shall be delivered to the holder hereof within a reasonable time, not exceeding five (5) business days, after this Warrant shall have been so exercised.  The certificates so delivered shall be in such denominations as may be requested by the holder hereof and shall be registered in the name of such holder or such other name as shall be designated by such holder.  If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the Holder a new Warrant of

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like tenor representing the number of shares with respect to which this Warrant shall not then have been exercised.

Notwithstanding anything in this Warrant to the contrary, in no event shall the Holder of this Warrant be entitled to exercise this Warrant (or portions thereof) into an amount of Warrant Shares of which the sum of (i) the number of shares of Common Stock beneficially owned by the holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unexercised Warrants and the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein) and (ii) the number of shares of Common Stock issuable upon exercise of the Warrant (or portions thereof) with respect to which the determination described herein is being made, would result in beneficial ownership by the holder and its affiliates of more than 9.99% of the outstanding shares of Common Stock.  For purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D-G thereunder, except as otherwise provided in clause (i) of the preceding sentence.  Notwithstanding anything to the contrary contained herein, the limitation on exercise of this Warrant set forth herein may not be amended without (i) the written consent of the Holder hereof and the Company and (ii) the approval of a majority of shareholders of the Company.

(b)

Cashless Exercise.  Notwithstanding any provision herein to the contrary, if (1) the current Market Price of one share of Common Stock is greater than the Exercise Price (at the date of calculation as set forth below) and (2) the Warrant Shares are not registered on an effective registration statement, this Warrant may be exercised by presentation and surrender of this Warrant to the Company at its principal executive offices with a written notice of the holder’s intention to effect a cashless exercise, including a calculation of the number of shares of Common Stock (as determined below) to be issued upon such exercise in accordance with the terms hereof (a “Cashless Exercise”).  In the event of a Cashless Exercise, in lieu of paying the Exercise Price in cash, the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

X = Y(A-B) / A

Where X	=	the number of shares of Common Stock to be issued to the holder

Y	=	the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (at the date of such calculation)

A	=	the Market Price of one share of the Company’s Common Stock (at the date of such calculation)

B	=	Exercise Price (as adjusted to the date of such calculation)

“Market Price,” as of any date, (i) means the average of the last reported sale prices for the shares of Common Stock on the OTC.QB for the five (5) Trading Days immediately preceding such date as reported by Bloomberg, or (ii) if the OTC.QB is not the principal trading market for the shares of Common Stock, the average of the last reported sale prices on the principal trading market for the Common Stock during the same period as reported by Bloomberg, or (iii) if market value cannot be calculated as of such date on any of the foregoing bases, then, at the option of a majority-in-interest of the Holders of the outstanding Warrants, the Market Price shall be the fair market value as reasonably

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determined in good faith by an independent investment bank of nationally recognized standing in the valuation of businesses similar to the business of the corporation selected by a majority-in-interest of the Holders of the outstanding Warrants. The manner of determining the Market Price of the Common Stock set forth in the foregoing definition shall apply with respect to any other security in respect of which a determination as to market value must be made hereunder.

(c)

Automatic Cashless Exercise upon Expiration.  In the event that, upon the last day of the Exercise Period, the current Market Price of one share of Common Stock is greater than the Exercise Price, then this Warrant shall automatically be deemed on and as of such date to be exercised as to all Warrant Shares (or such other securities) for which it shall not previously have been exercised, and the Company shall, within a reasonable time, deliver a certificate representing the Warrant Shares (or such other securities) issued upon such exercise to Holder.

2.

Period of Exercise.

This Warrant is exercisable at any time or from time to time on or after the date on which this Warrant is issued and delivered pursuant to the terms of the Subscription Agreement and before 6:00 p.m., Houston, Texas time on the fourth (4th ) anniversary of the date of issuance (the “Exercise Period”).

3.

 Certain Agreements of the Company.

The Company hereby represents, warrants, covenants and agrees as follows:

(a)

Authority.  The Company has all necessary authority to issue, execute and deliver this Warrant and to perform its obligations hereunder.  This Warrant has been duly authorized, issued, executed and delivered by the Company and is the valid and binding obligation of the Company, enforceable in accordance with its terms.

(b)

Shares to be Fully Paid.  All Warrant Shares will, upon issuance in accordance with the terms of this Warrant, be validly issued, fully paid, and nonassessable and free from all taxes, liens, and charges with respect to the issue thereof.

(c)

Reservation of Shares.  During the Exercise Period, the Company shall at all times have authorized, and reserved for the purpose of issuance upon exercise of this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of this Warrant.

(d)

Successors and Assigns.  This Warrant will be binding upon any entity succeeding to the Company by merger, consolidation, or acquisition of all or substantially all the Company’s assets.

(e)

Reports Under Exchange Act.  With a view to making available to Holder the benefits of Rule 144 (“Rule 144”) promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) and any other rule or regulation of the Commission that may at any time permit Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:

(i)

make and keep available adequate current public information, as those terms are understood and defined in Rule 144;

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(ii)

use commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

(iii)

furnish to Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (A) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies); and (B) such other information as may be reasonably requested in availing Holder of any rule or regulation of the Commission that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 (at any time after the Company so qualifies to use such form).

4.

Antidilution Provisions.

During the Exercise Period, the Exercise Price and the number of Warrant Shares shall be subject to adjustment from time to time as provided in this Section 4. In the event that any adjustment of the Exercise Price as required herein results in a fraction of a cent, such Exercise Price shall be rounded up to the nearest cent.

(a)

Subdivision or Combination of Common Stock.  If the Company at any time subdivides (by any stock split, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a greater number of shares, then, after the date of record for effecting such subdivision, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced.  If the Company at any time combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a smaller number of shares, then, after the date of record for effecting such combination, the Exercise Price in effect immediately prior to such combination will be proportionately increased.

(b)

Consolidation, Merger or Sale.  In case of any consolidation of the Company with, or merger of the Company into any other corporation, or in case of any sale or conveyance of all or substantially all of the assets of the Company other than in connection with a plan of complete liquidation of the Company, or any transaction effected by the Company involving the transfer of a majority of the voting power over the voting securities of the Company, then as a condition of such consolidation, merger, sale, conveyance or other transaction, adequate provision will be made whereby the Holder of this Warrant will have the right to acquire and receive upon exercise of this Warrant in lieu of the shares of Common Stock immediately theretofore acquirable upon the exercise of this Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon exercise of this Warrant had such consolidation, merger or sale or conveyance not taken place.  In any such case, the Company will make appropriate provision to insure that the provisions of this Section 4 hereof will thereafter be applicable as nearly as may be in relation to any shares of stock or securities thereafter deliverable upon the exercise of this Warrant.  The Company will not effect any consolidation, merger or sale or conveyance unless prior to the consummation thereof, the successor corporation (if other than the Company) assumes by written instrument the obligations under this Section 4 and the obligations to deliver to the holder of this Warrant such shares of stock, securities or assets as, in accordance with the foregoing provisions, the holder may be entitled to acquire.

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(c)

Notice of Adjustment.  Upon the occurrence of any event which requires any adjustment of the Exercise Price, then, and in each such case, the Company shall give ten (10) business days written notice thereof to the Holder of this Warrant, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease in the number of Warrant Shares purchasable at such price upon exercise, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.  Such calculation shall be certified by the Chief Executive Officer of the Company.

(d)

Minimum Adjustment of Exercise Price.  No adjustment of the Exercise Price shall be made in an amount of less than 1% of the Exercise Price in effect at the time such adjustment is otherwise required to be made, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to not less than 1% of such Exercise Price.

(e)

No Fractional Shares.  No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but the Company shall pay a cash adjustment in respect of any fractional share which would otherwise be issuable in an amount equal to the same fraction of the Market Price of a share of Common Stock on the date of such exercise.

(f)

Dividends.

(i)

So long as the Warrant remains outstanding, upon the Company’s declaration and payment of any cash dividend on any shares of Common Stock, the Company shall pay to the Holder the dividend that Holder would be otherwise entitled to receive had the Holder exercised this Warrant in full immediately prior to the taking of record of those holders of Common Stock entitled to any such dividend.  This provision shall not apply to dividends of additional shares of Common Stock, provided that the Company adjusts the Exercise Price or the number of shares of Common Stock issuable under this Warrant pursuant to Section 4(f)(ii) below.

(ii)

If at any time after the Commencement Date the Company shall declare a dividend upon the Common Stock payable in either (A) shares of Common Stock or (B) Company securities or options convertible into shares of Common Stock, the Exercise Price shall be decreased and the number of shares to be obtained upon exercise of this Warrant shall be increased proportionately to reflect the issuance of any shares of Common Stock or Company securities or options convertible into shares of Common Stock, as the case may be, issuable in payment of such dividend or distribution.

5.

Issue Tax.

The issuance of certificates for Warrant Shares upon the exercise of this Warrant shall be made without charge to the holder of this Warrant or such shares for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the holder of this Warrant.

6.

No Rights or Liabilities as a Shareholder.

This Warrant shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company.  No provision of this Warrant, in the absence of affirmative action by the holder hereof to

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purchase Warrant Shares, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the Exercise Price or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

7.

Transfer, Exchange, and Replacement of Warrant.

(a)

Restriction on Transfer.  This Warrant and the rights granted to the Holder are transferable, in whole or in part, upon surrender of this Warrant, together with a properly executed assignment in the form attached hereto, at the office or agency of the Company referred to in Section 7(e) below, provided, however, that any transfer or assignment shall be subject to the conditions set forth in Section 7(f).  Until due presentment for registration of transfer on the books of the Company, the Company may treat the registered holder hereof as the owner and Holder for all purposes, and the Company shall not be affected by any notice to the contrary.

(b)

Warrant Exchangeable for Different Denominations.  This Warrant is exchangeable, upon the surrender hereof by the holder hereof at the office or agency of the Company referred to in Section 7(e) below, for new Warrants of like tenor representing in the aggregate the right to purchase the number of shares of Common Stock which may be purchased hereunder, each of such new Warrants to represent the right to purchase such number of shares as shall be designated by the Holder at the time of such surrender.

(c)

Replacement of Warrant.  Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft, or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

(d)

Cancellation; Payment of Expenses.  Upon the surrender of this Warrant in connection with any transfer, exchange, or replacement as provided in this Section 7, this Warrant shall be promptly canceled by the Company.  The Company shall pay all taxes (other than securities transfer taxes) and all other expenses (other than legal expenses, if any, incurred by the holder or transferees) and charges payable in connection with the preparation, execution, and delivery of this Warrant pursuant to this Section 7.

(e)

Register.  The Company shall maintain, at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee and each prior owner of this Warrant.

(f)

Exercise or Transfer Without Registration.  Before any proposed sale, pledge, or transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction, the Holder thereof shall give notice to the Company of Holder’s intention to effect such sale, pledge, or transfer.  Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at Holder’s expense by either (i) a written opinion of counsel, which opinion and counsel are reasonably acceptable to the Company, to the effect that such sale, pledge,

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transfer, or exchange may be made without registration under said Act, (ii) a “no action” letter from the SEC to the effect that the proposed  sale, pledge, or transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the Holder of such Restricted Securities shall be entitled to sell, pledge, or transfer such Restricted Securities in accordance with the terms of the notice given by the Holder to the Company.  The Company will not require such a legal opinion or “no action” letter or any other evidence (x) in any transaction in compliance with Rule 144; or (y) in any transaction in which Holder distributes Restricted Securities to an affiliate of Holder for no consideration; provided that such transferee agrees in writing to be subject to the terms of this Section 7.  “Restricted Securities” shall mean (i) the Warrant, (ii) the Common Stock issuable upon exercise of the Warrant, and (iii) any other securities issued in respect of the securities referenced in clauses (i) and (ii), upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event. The first holder of this Warrant, by taking and holding the same, represents to the Company that such holder is acquiring this Warrant for investment and not with a view to the distribution thereof.

8.

Registration Rights.

(a)

Registration.  If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than Holder) any of its securities under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), the Company shall, at least ten (10) days prior to the filing of such registration statement give to the Holder written notice thereof.  Upon the request of Holder given within five (5) days after such notice is given by the Company, the Company shall, subject to the provisions of Section 8(b), cause to be registered all of the Registrable Securities that Holder has requested to be included in such registration. “Excluded Registration” shall mean (i) a registration relating solely to employee benefit plans on Form S-8 (or any successor form) or (ii) a registration relating solely to a SEC Rule 145 transaction on Form S-4 (or any successor form). “Registrable Securities” shall mean (i) the Warrant Shares and (ii) any other securities issued in respect of the Warrant Shares upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event.

(b)

Underwriting.  In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Section 8(a), the Company shall not be required to include any of the Holder’s Registrable Securities in such underwriting unless the Holder accepts the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company.  If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering.  If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the securities that are included in such offering shall be allocated pro rata among the Holder and other holders of such securities with pari passu registration rights distributing their securities through such underwriting according to the total amount of securities entitled to be included therein owned by each

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holder.  If Holder disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Company and the underwriter and any of Holder’s Warrant Shares excluded or withdrawn from such underwriting shall be withdrawn from such registration.

(c)

Rule 415.  Notwithstanding the foregoing, should the SEC issue a comment on any registration statement which includes shares of Holder’s Warrant Shares, the effect of which is to limit the number of shares includable in such registration statement pursuant to the provisions of Rule 415 issued under the Securities Act of 1933, the Warrant Shares which exceed such limitations shall be removed from such registration statement.

(d)

Obligations of the Company.  Whenever required under this Section 8 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(i)

prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of a majority-in-interest of the holders of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration;

(ii)

prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(iii)

furnish to Holder such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as Holder may reasonably request in order to facilitate their disposition of their Registrable Securities;

(iv)

use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(v)

use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be traded on the trading system or exchange on which similar securities issued by the Company are then traded;

(vi)

cause the Company’s officers, directors, employees, and independent accountants to supply or make available all information reasonably requested by Holder or its underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

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(vii)

notify Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

(viii)

after such registration statement becomes effective, notify Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

(e)

Furnish Information.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 8 with respect to Holder’s Registrable Securities that Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of Holder’s Registrable Securities.

(f)

Expenses of Registration.  All expenses incurred in connection with registrations, filings, or qualifications pursuant to Section 8, including all registration, filing, and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for Holder shall be borne and paid by the Company.

(g)

Indemnification.  If any Registrable Securities are included in a registration statement under this Section 8:

(i)

To the extent permitted by law, the Company will indemnify and hold harmless Holder, and the partners, members, officers, directors, and stockholders of Holder; legal counsel and accountants for Holder; any underwriter (as defined in the Securities Act) for Holder; and each person, if any, who controls Holder or underwriter within the meaning of the Securities Act or the Exchange Act of 1934, as amended (the “Exchange Act”), against any Damages, and the Company will pay to Holder, underwriter, controlling person, or other aforementioned person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 8(g)(i) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of Holder, underwriter, controlling person, or other aforementioned person expressly for use in connection with such registration.

(ii)

To the extent permitted by law, Holder, severally and not jointly with any other holders of Warrants, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other holder of Warrants selling securities in such registration statement, and any controlling person of any such underwriter or other holder of Warrants, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of Holder expressly for use in connection with such registration; and Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby

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in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 8(g)(ii) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of Holder, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by Holder by way of indemnity or contribution under Sections 8(g)(ii) and 8(g)(iv) exceed the proceeds from the offering received by Holder, except in the case of fraud or willful misconduct by Holder.

(iii)

For purposes of this Agreement, “Damages” means any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon: (A) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (B) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (C) any violation or alleged violation by the indemnifying party (or any of its agents of affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

(iv)

Promptly after receipt by an indemnified party under this Section 8(g) of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 8(g), give the indemnifying party notice of the commencement thereof.  The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action.

(iv)

To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either: (A) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 8(g) but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 8(g) provides for indemnification in such case, or (B) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 8(g), then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations.  The relative fault of the indemnifying party and of the indemnified

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party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Section 8(g)(iv), when combined with the amounts paid or payable by Holder pursuant to Section 8(g)(ii), exceed the proceeds from the offering received by Holder, except in the case of willful misconduct or fraud by Holder.

(v)

Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Subsection 8(g) shall survive the completion of any offering of Registrable Securities in a registration under this Section 8, and otherwise shall survive the termination of this Agreement.

9.

Notices.

All notices, requests, and other communications required or permitted to be given or delivered hereunder to the Holder shall be in writing, and shall be personally delivered, or shall be sent by certified or registered mail or by recognized overnight mail courier, postage prepaid and addressed, to Holder at the address shown for Holder on the books of the Company, or at such other address as shall have been furnished to the Company by notice from Holder.  All notices, requests, and other communications required or permitted to be given or delivered hereunder to the Company shall be in writing, and shall be personally delivered, or shall be sent by certified or registered mail or by recognized overnight mail courier, postage prepaid and addressed, to the office of the Company at 710 N. Post Oak Road, Suite 400, Houston, Texas 77024, Attention: Chief Executive Officer, or at such other address as shall have been furnished to Holder by notice, from the Company.  Any such notice, request, or other communication may be sent by facsimile, but shall in such case be subsequently confirmed by a writing personally delivered or sent by certified or registered mail or by recognized overnight mail courier as provided above.  All notices, requests, and other communications shall be deemed to have been given either at the time of the receipt thereof by the person entitled to receive such notice at the address of such person for purposes of this Section 9, or, if mailed by registered or certified mail or with a recognized overnight mail courier upon deposit with the United States Post Office or such overnight mail courier, if postage is prepaid and the mailing is properly addressed, as the case may be.

10.

Governing Law.

THIS WARRANT SHALL BE ENFORCED, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS.  THE PARTIES HERETO HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES FEDERAL COURTS LOCATED IN NEW YORK, NY, WITH RESPECT TO ANY DISPUTE ARISING UNDER THIS WARRANT, THE AGREEMENTS ENTERED INTO IN CONNECTION HEREWITH OR THE

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TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. BOTH PARTIES IRREVOCABLY WAIVE THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH SUIT OR PROCEEDING.  BOTH PARTIES FURTHER AGREE THAT SERVICE OF PROCESS UPON A PARTY MAILED BY FIRST CLASS MAIL SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON THE PARTY IN ANY SUCH SUIT OR PROCEEDING.  NOTHING HEREIN SHALL AFFECT EITHER PARTY’S RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.  BOTH PARTIES AGREE THAT A FINAL NON-APPEALABLE JUDGMENT IN ANY SUCH SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON SUCH JUDGMENT OR IN ANY OTHER LAWFUL MANNER.  THE PARTY WHICH DOES NOT PREVAIL IN ANY DISPUTE ARISING UNDER THIS WARRANT SHALL BE RESPONSIBLE FOR ALL FEES AND EXPENSES, INCLUDING ATTORNEYS’ FEES, INCURRED BY THE PREVAILING PARTY IN CONNECTION WITH SUCH DISPUTE.

11.

Miscellaneous.

(a)

If the resale of the Warrant Shares by the holder is not registered pursuant to an effective registration statement under the Securities Act and this Warrant is exercised in whole or in part, then each certificate representing Warrant Shares issued upon the exercise of this Warrant shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS, AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH  RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) AN EXEMPTION FROM SUCH REGISTRATION EXISTS AND THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.”

(b)

Amendments.  This Warrant and any provision hereof may only be amended by an instrument in writing signed by the Company and the Holder.

(c)

Descriptive Headings.  The descriptive headings of the several paragraphs of this Warrant are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

(d)

Remedies.  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holder, by vitiating the intent and purpose of the transaction contemplated hereby.  Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Warrant will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Warrant, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable

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herein, to an injunction or injunctions restraining, preventing or curing any breach of this Warrant and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

HII TECHNOLOGIES, INC.,

a Delaware corporation

By:  /s/Matthew C. Flemming

Matthew C. Flemming

Chief Executive Officer

Dated as of August 11, 2014

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FORM OF EXERCISE AGREEMENT

Dated:  ________ __, 20__

To:

______________________

The undersigned, pursuant to the provisions set forth in the within Warrant, hereby agrees to purchase ________ shares of Common Stock covered by such Warrant, and

☐  Elects Cashless Exercise in accordance with the provisions of the Common Stock Purchase Warrant; or

☐  Makes payment herewith in full therefor at the price per share provided by such Warrant in cash or by certified or official bank check in the amount of $_________.

Please issue a certificate or certificates for such shares of Common Stock in the name of and pay any cash for any fractional share to:

Name:

______________________________

Signature:

Address:____________________________

_____________________________

Note:

The above signature should correspond exactly with the name on the face of the within Warrant, if applicable.

and, if said number of shares of Common Stock shall not be all the shares purchasable under the within Warrant, a new Warrant of like tenor is to be issued in the name of said undersigned covering the balance of the shares purchasable thereunder less any fraction of a share paid in cash.

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FORM OF ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers all the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock covered thereby set forth hereinbelow, to:

Name of Assignee

Address

No of Shares

, and hereby irrevocably constitutes and appoints ___________________________________ as agent and attorney-in-fact to transfer said Warrant on the books of the within-named corporation, with full power of substitution in the premises.

Dated:

________ __, 20__

In the presence of:

         ______________________________

Name:______________________________

Signature:_________________________

Title of Signing Officer or Agent (if any):

______________________________

Address:

______________________________

______________________________

Note:

The above signature should correspond exactly with the name on the face of the within Warrant, if applicable.